SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 30, 2002

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-2402	41-0319970
(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place, Austin, Minnesota	55912
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 437-5611

Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

Hormel Foods Corporation acquired the Diamond Crystal Brands business of Imperial Sugar Co. on Dec. 30, 2002.  Diamond Crystal Brands packages and sells various sugar, sugar substitute, salt and pepper products, savory products, drink mixes and dessert mixes to retail and foodservice customers.

The Company effected this acquisition through the purchase of 100 percent of the outstanding stock of the Imperial Sugar subsidiaries operating the Diamond Crystal Brands business for a total of $115 million in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated:	January 7, 2003	By	/s/M. J. McCOY
M. J. McCOY
Executive Vice President
and Chief Financial Officer

Dated:	January 7, 2003	By	/s/J. N. SHEEHAN
J. N. SHEEHAN
Vice President and Controller